Exhibit 10.2

September 20, 2004

Mr. Robert D. Biggs

Executive Chairman

DPL Inc.

1065 Woodman Drive

Dayton, OH 45432

Dear Bob:

You entered into an employment agreement with DPL Inc. and The Dayton Power and Light Company (collectively, the “Companies”) on July 21, 2004, which was effective as of May 16, 2004.

This will confirm that the option to purchase 200,000 common shares of DPL Inc. (the “Option”) contemplated by Section 3(c) your agreement, which has not been granted to date, will be granted on the date you sign the attached Stock Option Agreement (the “Grant Date”).  Notwithstanding anything in your agreement to the contrary, the per share exercise price of the Option will be the Fair Market Value (as defined in the DPL Inc. Stock Option Plan) on the Grant Date.

Please execute this letter agreement where indicated below to express your acknowledgement and agreement to the above and return one signed original of this letter agreement to Pamela Holdren.

Very truly yours,

DPL Inc.

By:

W August Hillenbrand
Vice Chairman

Acknowledged and Agreed to:

Robert D. Biggs	Dated: